Exhibit 4.5
NNNNN . 016570| 003590|127C|RESTRICTED||4|057-423 COMMON STOCK COMMON STOCK PAR VALUE $0.01 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ Certificate Shares Number * * 6 0 0 6 2 0 * * * * * * WWWW 00000517 * * * 6 0 0 6 2 0 * * * * * * * * * 6 0 0 6 2 0 * * * * RANGE RESOURCES CORPORATION * * * * * 6 0 0 6 2 0 * * * INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE * * * * * * 6 0 0 6 2 0 * * ** Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David THIS CERTIFIES THAT Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample MR. SAMPLE Mr. Alexander David Sample Mr. Alexander David &Sample MRS. Mr. Alexander David SAMPLE Sample Mr. Alexander David Sample Mr. & CUSIP 75281A 10 9 Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander MR. David Sample SAMPLE Mr. Alexander David Sample & Mr. Alexander MRS. David Sample SAMPLE Mr. Alexander David Sample Mr. Alexander SEE REVERSE FOR CERTAIN DEFINITIONS David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Sample Mr. Sample is the owner of 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 6 00620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 60 SIX HUNDRED THOUSAND 0620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600 620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 60062 0 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 SIX HUNDRED AND TWENTY Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 S hares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Sh FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Range Resources Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile signatures of its duly authorized officers. DATED <<Month Day, Year>> RC E S COUNTERSIGNED AND REGISTERED: OU C COMPUTERSHARE INVESTOR SERVICES, LLC. S RPORA O E C O TE R (CHICAGO) President R P O SPECIMEN SEAL R TRANSFER AGENT AND REGISTRAR, E A G N T A I R DELAWARE O N By Corporate Secretary AUTHORIZED SIGNATURE

RANGE RESOURCES CORPORATION
     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS AND SERIES OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT-		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT		Custodian (until age )

	(Cust)		(Minor)

under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received,	hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	20

Signature:

Signature:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.